Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

SECURED PROMISSORY NOTE

U.S. $2,000,000	Dated: August 2, 2006

FOR VALUE RECEIVED, the undersigned, Arius Two, Inc., a Delaware corporation (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of QLT USA, Inc., a Delaware corporation (the “Lender”), the principal sum of TWO MILLION UNITED STATES DOLLARS (U.S. $2,000,000), without interest, except as otherwise provided in this Secured Promissory Note (“Note”), as follows.

This Note has been executed and delivered pursuant to, and in accordance with the terms and conditions of, the Intellectual Property Assignment Agreement, dated August 2, 2006, by and between Borrower and Lender (the “Transfer Agreement”) and is subject to the terms and conditions of the Transfer Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Transfer Agreement.

Borrower shall pay the principal amount of this Note in accordance with the terms and conditions set forth in the Transfer Agreement, including, without limitation, the payment schedule set forth in Section 2.03(b) thereof.

In the event that any amount of principal, or any other amount payable hereunder, is not paid in full when due (whether by acceleration or otherwise), the Borrower shall pay interest on such unpaid principal, interest or other amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a rate of ***% per annum; provided that payment of any such interest at such rate shall not constitute a waiver of any Event of Default and shall be without prejudice to the right of the Lender to exercise any of its rights and remedies hereunder. All computations of interest shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. In no event shall the Borrower be obligated to pay the Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law.

All payments hereunder shall be made in lawful money of the United States of America and in same day or immediately available funds, prior to 1:00 pm (Colorado time), to the Lender, in accordance with the Lender’s payment instructions received by Borrower in writing at least one (1 Business Day in advance of the due date of such payment.

Whenever any payment hereunder shall be stated to be due, or whenever any other date specified hereunder would otherwise occur, on a day other than a Business Day (as

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

defined below), then, except as otherwise provided herein, such payment shall be made, and such interest payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder. As used herein, “Business Day” means a day other than a Saturday or a Sunday on which banks are open for business in the State of Colorado.

The Borrower agrees to make all payments under this Note without setoff or deduction and regardless of any counterclaim or defense, including, without limitation, any deduction or setoff arising out of or in connection with the Transfer Agreement; provided, however, that no payment hereunder shall be deemed to be a waiver of any right or claim that the Borrower may have under the Transfer Agreement. The Borrower represents and warrants to the Lender that there is no claim, defense, counterclaim or set-off which could be asserted by or is available to the Borrower against the Lender.

The Borrower may, at any time and from time to time, prepay the outstanding amount hereof in whole or in part, without premium or penalty.

“Event of Default” shall mean the occurrence or existence of any one or more of the following:

1. The Borrower shall fail to pay when due, as set forth in the Transfer Agreement, any amount of principal or other amount payable hereunder.

2. The Borrower defaults in the performance of, or compliance with, or is in breach of, any term or condition contained in this Note, or defaults in the performance of, or compliance with, or is in breach of any material term or condition contained in, the Collateral Documents (as defined in the Security Agreement), as determined by Lender in its reasonable discretion, or any levy upon, seizure or attachment of any of the Collateral (as defined in the Security Agreement) occurs, and such default is not cured within fifteen (15) days of written notice thereof to Borrower.

3. The Borrower or any other Person shall contest in any manner the validity or enforceability of this Note, the Transfer Agreement or the Collateral Documents, or the Borrower or any other Person shall deny that it has any liability or obligation thereunder; or any of the Collateral Documents for any reason, except to the extent permitted by the terms thereof.

4. The Borrower or BioDelivery Sciences International, Inc., a Delaware corporation and parent of Borrower (“Guarantor”) shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or the Borrower or Guarantor shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978, as amended or recodified from time to time (the “Bankruptcy Code”) or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against the Borrower or Guarantor pursuant to the Bankruptcy Code or any such other state or federal law;

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Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

or the Borrower or Guarantor shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of the Borrower’s or Guarantor’s property, or shall take any action to authorize any of the actions or events set forth above in this subparagraph 4; or an involuntary petition seeking any of the relief specified in this subparagraph 4 shall be filed against the Borrower or Guarantor and shall not be dismissed within 90 days; or any order for relief shall be entered against the Borrower or Guarantor in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this subparagraph 4.

5. The Borrower or Guarantor shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by this Note, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this subparagraph 5.

6. Guarantor defaults in the performance of or compliance with or is in breach of any term or condition contained in the Guaranty or any Guaranty or any other document or instrument relating thereto shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder.

7. The Collateral Documents shall cease to create a valid and perfected first priority Lien in any of the Collateral purported to be covered thereby.

If any Event of Default shall occur, the Lender may (i) declare the entire unpaid principal amount of this Note and all other amounts payable hereunder to be forthwith due and payable, whereupon all unpaid principal under this Note and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind, all of which are hereby expressly waived by the Borrower, provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the result which would otherwise occur only upon giving of notice by the Lender to the Borrower as specified above shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, exercise any or all of the Lender’s rights and remedies under the Collateral Documents and any Guaranty, and proceed to enforce all other rights and remedies available to the Lender under applicable law.

No amendment or waiver of any provision of this Note, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile) and mailed (by certified or registered mail), sent or delivered to the respective parties hereto at or to the following addresses

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Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

or facsimile numbers (or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto):

If to the Lender:	QLT USA, Inc. 2579 Midpoint Drive Fort Collins, CO 80525
Attn: President
Facsimile: (970) 482-9735

If to the Borrower:	Arius Two, Inc. 2501 Aerial Center Parkway, Suite 205 Morrisville, North Carolina 27560
Attn: Chief Executive Officer
Facsimile: (919) 653-5161

All such notices and communications shall be effective (i) if delivered by hand, sent by certified or registered mail or sent by an overnight courier service, when received; and (ii) if sent by facsimile transmission, when sent.

This Note, the Transfer Agreement and the Collateral Documents reflect the entire agreement between Borrower and Lender with respect to the matters set forth therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.

No failure on the part of the Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Note are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Lender.

Time is of the essence for the performance of each and every obligation under this Note.

Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Note shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

The Borrower agrees to pay on demand all documented costs and expenses of the Lender, and documented fees and disbursements of counsel, in connection with (i) any amendments, modifications or waivers of the terms hereof, (ii) any Default or Event of Default, (iii) the enforcement or attempted enforcement of, and preservation of any rights under, this

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Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

Note, and (iv) any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, including, without limitation, any and all losses, and documented costs and expenses sustained by the Lender as a result of any failure by the Borrower to perform or observe its obligations contained herein. In addition, the Borrower agrees to indemnify the Lender against and hold it harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Note.

This Note shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Lender and the Lender’s respective successors and assigns.

The Borrower shall not have the right to assign its rights and obligations hereunder or any interest herein or therein, without Lender’s prior written consent. The Lender may sell, assign, transfer or grant participations in all or any portion of the Lender’s rights and obligations hereunder. In the event of any such assignment the assignee shall be deemed the “Lender” for all purposes of this Note and any other documents and instruments relating hereto with respect to the rights and obligations assigned to it. The Borrower agrees that in connection with any such transfer or assignment, the Lender may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Borrower.

This Note is secured by certain collateral (the “Collateral”) more specifically described in the Security Agreement between the Borrower and the Lender of even date herewith, any other agreement pursuant to which the Borrower, any Guarantor or any other Person provides a Lien on its assets in favor of the Lender and all filings, documents and agreements made or delivered pursuant thereto.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (AS PERMITTED BY SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEW YORK TO THE RIGHTS AND DUTIES OF THE PARTIES.

THE BORROWER AND, BY ITS ACCEPTANCE HEREOF, THE LENDER, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS NOTE.

***CONFIDENTIAL TREATMENT REQUESTED***

Note: The portions hereof for which confidential

treatment are being requested are denoted with “***”.

IN WITNESS WHEREOF, the Borrower has duly executed this Note, as of the date first above written.

ARIUS TWO, INC.

By	/s/ Mark A. Sirgo
Mark Sirgo, Chief Executive Officer